NEWS RELEASE

WaveRider Communications Inc.                      All values expressed in $U.S.
(OTC BB: WAVC)

            WaveRider reports 45% year-on-year sales growth for 2003

      -- Record year includes continued product development initiatives and growth in key market segments -

TORONTO, March 8, 2004 - WaveRider Communications Inc. (OTC BB: WAVC), a leading global provider of fixed wireless Internet access products, today reported revenues of (U.S.) $13,078,555 for its fiscal year ended December 31, 2003, an increase of 45.2 per cent over FY2002 revenues of $9,008,915.

Gross margins for the year were 39.6%, compared with 24.8% for 2002. Net loss for 2003 totaled $5.06 million, or $0.04 per share compared to a loss of $11.25 million, or $0.11 per share in 2002.

"WaveRider has consistently generated positive annual revenue growth through our focused sales approach, successful product development and acquisition initiatives and solid reputation in the broadband wireless market," said Bruce Sinclair, Chief Executive Officer, WaveRider Communications Inc. "Our long-term strategy of expanding our sales channels and reaching large organizations within the telecommunications industry has helped WaveRider to continue to increase our sales."

"WaveRider is prepared to advance our position as a broadband wireless equipment provider through an expanded product development program and by leveraging the success of the channel program that was launched this year," added Sinclair.

2003 Highlights:

o    New product development
     WaveRider developed and launched the EUM3004, a new subscriber modem for its Last Mile Solution(R) family of products. The EUM3004 incorporates a new radio design and advanced features, including a drive-test utility and spectrum analyzer.

o    New channel sales program
     WaveRider launched its new channel program in May, enabling the company to expand its sales capabilities and reach new customers across North America. The company now works with Value Added Resellers and distributors that specialize in working with ISPs, telecommunications, cable and utility companies and municipal governments in the deployment of broadband communications networks. WaveRider's new VAR network includes several prominent companies in the Caribbean and Latin American markets.

                                     -more-


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2/...

o    Lower prices on volume purchases
     With the launch of its channel sales programs, WaveRider introduced volume prices for its non-line-of-sight fixed wireless systems. The growing number of large volume orders placed by customers throughout the year brought the average selling price per end-user modem from more than $450 at the end of 2002 to $350 by the end of 2003. According to industry analysts, lower modem costs are a key factor in the growth of wireless broadband networks. These prices were made possible by the company's aggressive cost reduction programs that helped to improve WaveRider's overall gross margins.

o    Industry recognition
     WaveRider was named the 7th fastest growing technology company in Canada by Deloitte & Touche 2003 Deloitte & Touche Canadian Technology Fast 50 in recognition of its revenue growth over five years from 1997 to 2002. The company placed 105th in the Deloitte Technology Fast 500, which ranks technology companies from across North America.

o    Brand leadership in non-line-of-sight wireless broadband
     WaveRider now has tens of thousands of installations across North America utilizing our non-line-of-sight equipment. WaveRider generated more visibility in the marketplace by increasing marketing activities that provided more opportunity to meet directly with customers and other stakeholders. The company increased its trade show activities and continued its successful NLOS Service Deployment workshops, reaching thousands of customers in 2003.

o    Growth in key market segments
     WaveRider's non-line-of-sight wireless broadband products have been installed by large organizations within key market segments. Specifically, WaveRider is now working with several large telecommunications companies including Cross Wireless, the St-Maarten Telephone Company, Prime Companies, and Adams Telephone Cooperative.





About WaveRider Communications Inc.

WaveRider Communications Inc. (www.waverider.com) is a leading global provider of fixed wireless Internet access products. WaveRider's Last Mile Solution(R)
(LMS) product family includes its non-line-of-sight 900 MHz wireless system that connects businesses and residential subscribers to the Internet. WaveRider's NCL Series provides 11 Mbps wireless connections between single or multiple computer networks. WaveRider is traded on the OTC Bulletin Board, under the symbol WAVC.

                                      -30-

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Except for the historical statements made herein, this release contains forward-looking statements that involve risks and uncertainties including the risks associated with the effect of changing economic conditions, trends in the development of the Internet as a commercial medium, market acceptance risks, realizing expected revenue, technological development risks, and seasonality. Risk factors also include the company's ability to secure additional financing; the company's ability to commercialize its products; the company's ability to compete successfully in the future against existing or new competitors; the company's ability to protect its intellectual property and the assurance that the rights granted under patents or copyrights that may be issued will provide sufficient protection to its intellectual property rights; the company's success in enhancing existing products and developing new products to keep up with the technological advances in the data communications industry; the continued availability of the license-exempt spectrum which is based on regulation by U.S. and foreign governments; the company's ability to avoid significant product liability exposure; the company's dependence on a limited number of third party manufacturers; the company's ability to execute its business plan and generate an overall profit and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-KSB as amended. Due to these factors, actual results could differ materially from those expressed in forward looking statements by the company.

WaveRider Corporate Communications:             WaveRider Investor Relations
Carolyn Anderson                                416-502-3265
416-502-2978                                    investors@waverider.com
canderson@waverider.com

                               www.waverider.com

WaveRider Communications Inc.
CONSOLIDATED BALANCE SHEETS

                                                                                               December 31

                                                                                          2003             2002
ASSETS

Current assets:
    Cash and cash equivalents                                                      $   1,843,135     $   1,025,604
    Restricted cash                                                                      232,125                 -
    Accounts receivable, less allowance for doubtful accounts                          1,921,975         1,395,970
    Inventories                                                                          966,433         1,230,048
    Note receivable                                                                       20,698            32,761
    Prepaid expenses and other assets                                                     92,600            75,362
                                                                                   -------------    --------------

                  Current assets                                                       5,076,966         3,759,745

Property, plant and equipment, net                                                       407,489           885,475
                                                                                   -------------    --------------

                                                                                   $   5,484,455    $    4,645,220
                                                                                   =============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

    Accounts payable and accrued liabilities                                       $   2,329,938    $    2,708,268
    Deferred revenue                                                                     440,190           259,235
    Current portion of obligations under capital lease                                    10,458            12,094
                                                                                   -------------    --------------

                  Current liabilities                                                  2,780,586         2,979,597

Convertible debentures                                                                   772,920                 -
Obligations under capital lease                                                            4,155             6,004
                                                                                   -------------    --------------

                  Total liabilities                                                    3,557,661         2,985,601
                                                                                   -------------    --------------

Commitments and Contingencies

Shareholders' equity:
    Preferred Stock, $0.01 par value per share:
       issued and outstanding Nil shares in 2003 and 16,700 shares in 2002                     -               167
    Common Stock, $0.001 par value per share:
       issued and outstanding - 144,294,087 shares in 2003 and
       116,755,119 shares in 2002                                                        144,294           116,755
    Additional paid-in capital                                                        77,595,518        72,397,489
    Other equity                                                                      12,754,517        12,621,831
    Deferred compensation                                                                      -          (173,260)
    Accumulated other comprehensive loss                                                (305,236)         (102,371)
    Accumulated deficit                                                              (88,262,299)      (83,200,992)
                                                                                   --------------   ---------------

                  Total shareholders' equity                                           1,926,794         1,659,619
                                                                                   -------------    --------------

                                                                                   $   5,484,455    $    4,645,220
                                                                                   =============    ==============

WaveRider Communications Inc.
CONSOLIDATED STATEMENTS OF LOSS

                                                                                            Years ended December 31
                                                                                             2003             2002
REVENUE

Product revenue                                                                         $    11,552,992   $  7,382,123
Service revenue                                                                               1,525,563      1,626,792
                                                                                        ---------------   ------------

                                                                                             13,078,555      9,008,915
                                                                                        ---------------   ------------
COST OF REVENUE

Product revenue                                                                               7,406,166      6,383,955
Service revenue                                                                                 492,850        394,839
                                                                                        ---------------   ------------

                                                                                              7,899,016      6,778,794
                                                                                        ---------------   ------------
GROSS MARGIN                                                                                  5,179,539       2,230,121
                                                                                        ---------------   -------------

OPERATING EXPENSES

Selling, general and administration                                                           5,366,858      6,283,533
   Employee stock-based compensation                                                                  -        172,500
Research and development                                                                        996,487      1,494,880
Depreciation and amortization                                                                   510,536        763,845
Bad debt expense                                                                                200,137         99,413
                                                                                        ---------------   ------------

                                                                                              7,074,018       8,814,171
                                                                                        ---------------   ------------
LOSS FROM OPERATIONS                                                                          1,894,479       6,584,050
                                                                                        ---------------   -------------

NON-OPERATING EXPENSES (INCOME)

Write-off of goodwill                                                                         2,755,446      4,069,696
Interest expense                                                                                699,821        331,041
Restructuring charges                                                                                 -        362,588
Foreign exchange gain                                                                          (273,909)       (71,075)
Interest income                                                                                 (14,530)       (26,598)
                                                                                        ---------------   ------------

                                                                                              3,166,828      4,665,652
                                                                                        ---------------   ------------
NET LOSS                                                                                $    (5,061,307)  $(11,249,702)
                                                                                        ================  ============

BASIC AND DILUTED LOSS PER SHARE                                                        $         (0.04)  $      (0.11)
                                                                                        ================  ============

Weighted Average Number of Common Shares                                                    130,683,307    105,261,533
                                                                                        ===============   ============